Exhibit 99.1

Altair Announces Fourth Quarter and Full Year 2018 Financial Results

2018 Fourth Quarter and Full Year Software Product Revenue Increased 18% and 24% Year-over-Year,

Respectively, Based on US GAAP results. Fourth Quarter and Full Year Software Product Revenue

Increased 19% and 20% Year-over-Year, Respectively, Based on ASC 605

TROY, Mich. – February 28, 2019 – Altair (Nasdaq:ALTR), a global technology company providing solutions in product development, high-performance computing and data intelligence, today released its financial results for the fourth quarter and full year ended December 31, 2018.

“Altair delivered better than expected revenue and profitability in the fourth quarter, capping a very strong year for the company,” said James Scapa, founder, chairman and chief executive officer. “We believe our strong performance across the business reflects the market’s growing recognition that our modeling, visualization and solver solutions bring significant value to the product design process.”

“The recent expansion into the data intelligence market through the Datawatch acquisition has further expanded our market opportunity and Altair’s value proposition. We believe the convergence of data and simulation in the coming years will provide new growth opportunities. In addition, we are incredibly excited by the opportunity with SimSolid, which represents a major step forward in generating fast and highly accurate design simulations. Altair enters 2019 with significant momentum, and we believe we are uniquely positioned to deliver another year of strong revenue growth and expanding profitability.”

Note: We adopted ASC 606 on January 1, 2018, which impacted our financial results. The year ended December 31, 2018 has been reported under ASC 606. The year ended December 31, 2017 has been reported under ASC 605 and has not been adjusted under the modified retrospective approach. For ease of comparison, in the commentary below all amounts used to calculate differences between 2017 and 2018 results are reported under ASC 605, unless otherwise indicated.

Fourth Quarter 2018 Financial Highlights under ASC 606

•	Software product revenue was $79.9 million.

•	Total revenue was $103.0 million.

•

Net loss was $(10.8) million. The fourth quarter of 2018 included non-cash stock-based compensation expenses of $2.1 million. Diluted net loss per share was $(0.15), based on 70.5 million diluted weighted average common shares outstanding.

•

Adjusted EBITDA was $12.9 million. Adjusted EBITDA represents net income (loss) adjusted for income tax expense, interest expense, interest income and other, depreciation and amortization, stock-based compensation expense, restructuring charges, asset impairment charges and other special items as determined by management.

•

Non-GAAP net income was $4.0 million. Non-GAAP diluted net income per share was $0.05, based on 77.7 million non-GAAP diluted common shares outstanding. Non-GAAP net income excludes stock-based compensation, amortization of intangible assets related to acquisitions, non-recurring adjustments, and certain tax adjustments.

•

Cash flow metrics are not impacted by our adoption of 606 and we can compare them to the same period in 2017. Cash flow from operations was an outflow of $(4.2) million, compared to an outflow of $(1.4) million for the fourth quarter of 2017.

•	Free cash flow, which consists of cash flow from operations less capital expenditures, was an outflow of $(5.5) million compared to an outflow of $(4.5) million for the fourth quarter of 2017.

For Reference, we compare Fourth Quarter 2018 Financial Highlights under ASC 605 (as if previous revenue recognition guidance was in effect) to those in Fourth Quarter 2017

•	Software product revenue was $80.8 million, an increase of 19% from $67.9 million for the fourth quarter of 2017.

•	Total revenue was $103.9 million, an increase of 16% from $89.9 million for the fourth quarter of 2017.

•

Net loss was $(9.8) million, compared to net loss of $(60.3) million for the fourth quarter of 2017. The fourth quarter of 2018 included non-cash stock-based compensation expenses of $2.1 million, while the fourth quarter of 2017 included non-cash stock-based compensation expenses of $8.0 million. In addition, $56.6 million in tax expenses were recognized in the fourth quarter on 2017, substantially due to the recording of a valuation allowance on U.S. deferred tax assets based, in part, upon the actual or potential exercise value tax benefit of non-qualified stock options in the U.S., and to a lesser degree as a result of recent tax law changes. Diluted net loss per share was $(0.14), based on 70.5 million diluted weighted average common shares outstanding, compared to diluted net loss per share of $(1.03) for the fourth quarter of 2017, based on 58.7 million diluted weighted average common shares outstanding.

•	Adjusted EBITDA was $14.1 million, compared to $8.4 million for the fourth quarter of 2017.

•

Non-GAAP net income was $5.0 million, compared to $12.6 million for the fourth quarter of 2017. Non-GAAP diluted net income per share was $0.06, based on 77.7 million non-GAAP diluted common shares outstanding, compared to non-GAAP diluted net income per share of $0.18 for the fourth quarter of 2017, based on 68.2 million non-GAAP diluted common shares outstanding.

Full Year 2018 Financial Highlights under ASC 606

•	Software product revenue was $304.4 million.

•	Total revenue was $396.4 million.

•

Net Income was $13.7 million. The full year of 2018 included non-cash stock-based compensation expenses of $3.3 million. Diluted net income per share was $0.18, based on 74.9 million diluted weighted average common shares outstanding.

•

Adjusted EBITDA was $50.2 million. Adjusted EBITDA represents net income (loss) adjusted for income tax expense, interest expense, interest income and other, depreciation and amortization, stock-based compensation expense, restructuring charges, asset impairment charges and other special items as determined by management.

•

Non-GAAP net income was $31.6 million. Non-GAAP diluted net income per share was $0.41, based on 77.7 million non-GAAP diluted common shares outstanding. Non-GAAP net income excludes stock-based compensation, amortization of intangible assets related to acquisitions, non-recurring adjustments, and certain tax adjustments.

•	Cash flow from operations was $36.2 million, compared to $16.1 million for 2017.

•	Free cash flow, which consists of cash flow from operations less capital expenditures, was $29.6 million, compared to $8.6 million for 2017.

For Reference, we compare Full Year 2018 Financial Highlights under ASC 605 (as if previous revenue recognition guidance was in effect) to Full Year 2017

•	Software product revenue was $293.0 million, an increase of 20% from $244.8 million for 2017.

•	Total revenue was $385.1 million, an increase of 16% from $333.3 million for 2017.

•

Net income was $2.9 million, compared to net loss of $(99.4) million for 2017. 2018 included the impact of $3.3 million in non-cash stock-based compensation expenses, while 2017 included the impact of $47.3 million in non-cash stock-based compensation expenses, as well as $63.0 million in tax expenses. Diluted net income per share was $0.04, based on 74.9 million diluted weighted average common shares outstanding, compared to diluted net loss per share of $(1.89) for 2017, based on 52.5 million diluted weighted average common shares outstanding.

•	Adjusted EBITDA was $38.5 million, an increase of 71% from $22.5 million for 2017.

•

Non-GAAP net income was $20.8 million, compared to $16.1 million for 2017. Non-GAAP net income per share was $0.27, based on 77.7 million diluted weighted average common shares outstanding, compared to $0.26 for 2017, based on 62.6 million diluted weighted average common shares outstanding.

Business Outlook under ASC 606

Based on information available as of today, Altair is issuing guidance for the first quarter and full year 2019 under the ASC 606 standard as indicated below.

	First Quarter 2019			Full Year 2019
Software Product Revenue	$99.0	to	$101.0	$373.0	to	$377.0
Non-GAAP Software Product Revenue	$101.2		$103.2	$382.0		$386.0
Total Revenue	$123.0		$125.0	$470.0		$474.0
Non-GAAP Total Revenue	$125.2		$127.2	$479.0		$483.0
Net Income	$10.5		$12.5	$18.0		$22.0
Adjusted EBITDA	$23.0		$25.0	$61.0		$65.0
Non-GAAP Net Income	$15.8		$17.8	$40.2		$44.2

(All figures in millions)

Conference Call Information

What:	Altair Fourth Quarter 2018 Financial Results Conference Call

When:	Thursday, February 28, 2019

Time:	4:30 p.m. EST

Live Call:	(866) 754-5204, domestic

(636) 812-6621, international

Replay:	(855) 859-2056, passcode 2093538, domestic

(404) 537-3406, passcode 2093538, international

Webcast:	http://investor.altair.com (live & replay)

***

Non-GAAP Financial Measures

This press release contains the following non-GAAP financial measures: Adjusted EBITDA, Non-GAAP Net Income, Non-GAAP Net Income Per Share and Free Cash Flow.

Altair believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations. The Company’s management uses these non-GAAP measures to compare the Company’s performance to that of prior periods for trend analysis, for purposes of determining executive and senior management incentive compensation and for budgeting and planning purposes. The Company also believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software companies, many of which present similar non-GAAP financial measures to investors.

Company management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. Altair urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate the Company’s business.

Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release are included with the financial tables at the end of this release.

About Altair

Altair is a global technology company that provides software and cloud solutions in the areas of product design and development, high-performance computing (HPC) and data intelligence. Altair enables organizations across broad industry segments to compete more effectively in a connected world while creating a more sustainable future. To learn more, please visit www.altair.com.

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our business outlook, statements regarding the comparative business outlook under ASC 605, potential growth, potential impact of the SimSolid and Datawatch transactions and expanded product offerings, and our reconciliations of projected non-GAAP financial measures. These forward-looking statements are made as of the date of this release and are based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Altair’s control. Altair’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in Altair’s quarterly and annual reports filed with the Securities and Exchange Commission as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Altair’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. Altair undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Altair’s views as of any date subsequent to the date of this press release.

Investor Relations

Brian Denyeau

ICR

248-614-2400 ext. 346

ir@altair.com

Media Relations

Dave Simon

Altair

248-614-2400 ext. 332

pr@altair.com

Altair Engineering Inc. and Subsidiaries

Consolidated Balance Sheets

	December 31, 2018	December 31, 2017
(In thousands, except per share data)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$35,345	$39,213
Accounts receivable, net	96,803	86,635
Inventory, net	1,964	1,980
Income tax receivable	4,431	6,054
Prepaid expenses and other current assets	15,491	10,006

Total current assets	154,034	143,888
Property and equipment, net	30,153	31,446
Goodwill	210,532	62,706
Other intangible assets, net	69,836	24,461
Deferred tax assets	1,373	8,351
Other long-term assets	17,288	17,019

TOTAL ASSETS	$483,216	$287,871

LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$331	$232
Accounts payable	8,357	4,880
Accrued compensation and benefits	31,740	26,560
Obligations for acquisition of businesses	1,218	13,925
Other accrued expenses and current liabilities	26,347	21,744
Deferred revenue	59,765	130,122

Total current liabilities	127,758	197,463
Long-term debt, net of current portion	31,417	178
Deferred revenue, non-current	6,754	9,640
Other long-term liabilities	28,153	17,647

TOTAL LIABILITIES	194,082	224,928

Commitments and contingencies
MEZZANINE EQUITY	2,352	2,352
STOCKHOLDERS’ EQUITY:
Preferred stock ($0.0001 par value), authorized 45,000 shares, none issued and outstanding	—	—
Common stock ($0.0001 par value)
Class A common stock, authorized 513,797 shares, issued and outstanding 38,349 and 26,725 shares as of December 31, 2018 and December 31, 2017, respectively	4	2
Class B common stock, authorized 41,203 shares, issued and outstanding 32,171 and 36,508 shares as of December 31, 2018 and December 31, 2017, respectively	3	4
Additional paid-in capital	379,832	232,156
Accumulated deficit	(82,005)	(166,499)
Accumulated other comprehensive loss	(11,052)	(5,072)

TOTAL STOCKHOLDERS’ EQUITY	286,782	60,591

TOTAL LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ EQUITY	$483,216	$287,871

Altair Engineering Inc. and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended December 31,			Twelve Months Ended December 31,
(in thousands, except per share data)	2018 606	2018 605	2017 605	2018 606	2018 605	2017 605
Revenue
Software	$79,903	$80,786	$67,912	304,361	$293,044	$244,817
Software related services	10,073	10,073	9,648	36,945	36,945	35,397

Total software	89,976	90,859	77,560	341,306	329,989	280,214
Client engineering services	11,200	11,200	10,439	47,852	47,852	46,510
Other	1,835	1,835	1,868	7,221	7,221	6,609

Total revenue	103,011	103,894	89,867	396,379	385,062	333,333

Cost of revenue
Software*	13,038	13,038	9,561	45,774	45,774	36,360
Software related services	6,842	6,842	6,658	26,415	26,415	26,888

Total software	19,880	19,880	16,219	72,189	72,189	63,248
Client engineering services	9,002	9,002	8,931	38,979	38,979	38,131
Other	1,389	1,389	1,467	4,805	4,805	5,212

Total cost of revenue	30,271	30,271	26,617	115,973	115,973	106,591

Gross profit	72,740	73,623	63,250	280,406	269,089	226,742
Operating expenses:
Research and development*	25,844	25,844	24,036	97,592	97,592	93,234
Sales and marketing*	22,427	22,178	21,275	80,277	80,613	79,958
General and administrative*	28,114	28,114	21,514	79,751	79,751	87,979
Amortization of intangible assets	2,076	2,076	2,161	7,739	7,739	5,448
Other operating income	(2,164)	(2,164)	(2,555)	(9,597)	(9,597)	(6,620)

Total operating expenses	76,297	76,048	66,431	255,762	256,098	259,999

Operating income (loss)	(3,557)	(2,425)	(3,181)	24,644	12,991	(33,257)
Interest expense	108	108	367	200	200	2,160
Other (income) expense, net	(534)	(534)	156	(2,580)	(2,580)	994

Income (loss) before income taxes	(3,131)	(1,999)	(3,704)	27,024	15,371	(36,411)
Income tax expense	7,692	7,843	56,643	13,309	12,472	62,996

Net income (loss)	$(10,823)	$(9,842)	$(60,347)	$13,715	$2,899	$(99,407)

Income (loss) per share:
Net income (loss) per share attributable to common stockholders, basic	$(0.15)	$(0.14)	$(1.03)	$0.20	$0.04	$(1.89)
Net income (loss) per share attributable to common stockholders, diluted	$(0.15)	$(0.14)	$(1.03)	$0.18	$0.04	$(1.89)
Weighted average shares outstanding:
Weighted average number of shares used in computing net income (loss) per share, basic	70,548	70,548	58,674	67,468	67,468	52,466
Weighted average number of shares used in computing net income (loss) per share, diluted	70,548	70,548	58,674	74,878	74,878	52,466

The year ended December 31, 2018 has been reported under ASC 606, and the year ended December 31, 2017 has been reported under ASC 605 and has not been adjusted under the modified retrospective approach.

*	Amounts include stock-based compensation expense as follows (in thousands):

	(Unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Cost of revenue – software	$7	$8	$31	$350
Research and development	410	2,045	740	12,540
Sales and marketing	595	1,533	910	7,693
General and administrative	1,114	4,393	1,658	26,698

Total stock-based compensation expense	$2,126	$7,979	$3,339	$47,281

Altair Engineering Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(Unaudited)

	Twelve Months Ended December 31,
(In thousands)	2018	2017
OPERATING ACTIVITIES:
Net income (loss)	$13,715	$(99,407)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	14,734	11,747
Provision for bad debt	394	610
Stock-based compensation expense	3,339	47,281
Gain on sale of assets held for sale and other	(4,503)	(244)
Impairment of intangible assets	608	—
Deferred income taxes	763	52,571
Other, net	(183)	542
Changes in assets and liabilities:
Accounts receivable	(1,394)	(10,397)
Prepaid expenses and other current assets	204	1,559
Other long-term assets	(1,660)	(11,288)
Accounts payable	1,647	(1,087)
Accrued compensation and benefits	5,678	2,060
Other accrued expenses and current liabilities	(6,667)	6,207
Deferred revenue	9,555	15,937

Net cash provided by operating activities	36,230	16,091

INVESTING ACTIVITIES:
Payments for acquisition of businesses, net of cash acquired	(203,438)	(15,582)
Capital expenditures	(6,659)	(7,522)
Proceeds from sale of assets held for sale and other	6,614	446
Payments for acquisition of developed technology	(2,727)	(2,120)
Other investing activities, net	—	(73)

Net cash used in investing activities	(206,210)	(24,851)

FINANCING ACTIVITIES:
Proceeds from issuance of Class A common stock in follow-on public offering, net of underwriters’ discounts and commissions	135,572	—
Borrowings under revolving commitment	37,041	126,832
Payments on revolving commitment	(6,091)	(154,187)
Proceeds form issuance of common stock	2,077	1,792
Payments for follow-on public offering and IPO offering costs	(556)	(4,644)
Principal payments on long-term debt	(126)	(59,869)
Payments for redemption of common stock	(119)	(1,045)
Proceeds from issuance of Class A common stock in initial public offering, net of underwriters’ commissions	—	119,268
Proceeds from issuance of debt	—	1,541
Other financing activities	(268)	(130)

Net cash provided by financing activities	167,530	29,558

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1,443)	1,641

Net increase (decrease) in cash, cash equivalents and restricted cash	(3,893)	22,439
Cash, cash equivalents and restricted cash at beginning of year	39,578	17,139

Cash, cash equivalents and restricted cash at end of period	$35,685	$39,578

Supplemental disclosure of cash flow:
Interest paid	$223	$2,092
Income taxes paid	$6,735	$5,893
Supplemental disclosure of non-cash investing and financing activities:
Issuance of common stock in connection with acquisitions	$8,681	$8,712
Promissory notes issued and deferred payment obligations for acquisitions	$1,729	$12,352
Capital leases	$895	$124
Property and equipment in accounts payable	$330	$582
Issuance of common stock with put rights	$—	$2,352
Initial public offering costs in other long-term assets	$—	$186

The following table presents the effect of the adoption of ASC 606 on the consolidated statement of operations (in thousands):

	Three Months Ended December 31,			Twelve Months Ended December 31,
(in thousands, except per share data)	As Reported 606	Adjustments for ASC 606	ASC 605	As Reported 606	Adjustments for ASC 606	ASC 605
Revenue
Software	$79,903	$883	$80,786	$304,361	$(11,317)	$293,044
Total software	89,976	883	90,859	341,306	(11,317)	329,989

Total revenue	103,011	883	103,894	396,379	(11,317)	385,062

Gross profit	72,740	883	73,623	280,406	(11,317)	269,089
Operating expenses:
Sales and marketing*	22,427	(249)	22,178	80,277	336	80,613

Total operating expenses	76,297	(249)	76,048	255,762	336	256,098

Operating income (loss)	(3,557)	1,132	(2,425)	24,644	(11,653)	12,991
Income (loss) before income taxes	(3,131)	1,132	(1,999)	27,024	(11,653)	15,371
Income tax expense	7,692	151	7,843	13,309	(837)	12,472

Net income (loss)	$(10,823)	$981	$(9,842)	$13,715	$(10,816)	$2,899

Income (loss) per share:
Net income (loss) per share attributable to common stockholders, basic	(0.15)	0.01	(0.14)	0.20	(0.16)	0.04
Net income (loss) per share attributable to common stockholders, diluted	(0.15)	0.01	(0.14)	0.18	(0.14)	0.04

The following table provides a reconciliation of Non-GAAP net income and Non-GAAP diluted income per share to net income (loss) and income (loss) per share — diluted, the most comparable GAAP financial measures (in thousands, except per share amounts):

	(Unaudited)
	Three Months Ended December 31,			Twelve Months Ended December 31,
	2018 606	2018 605	2017 605	2018 606	2018 605	2017 605
Net income (loss)	$(10,823)	$(9,842)	$(60,347)	$13,715	$2,899	$(99,407)
Stock-based compensation expense	2,126	2,126	7,979	3,339	3,339	47,281
Amortization of intangible assets	2,076	2,076	2,161	7,739	7,739	5,448
Non-recurring adjustments	10,627	10,627	47,429	6,837	6,837	47,429
Income tax effect of non-GAAP adjustments*	—	—	15,366	—	—	15,366

Non-GAAP net income	$4,006	$4,987	$12,588	$31,630	$20,814	$16,117

Income (loss) per share — diluted	$(0.15)	$(0.14)	$(1.03)	$0.18	$0.04	$(1.89)
Non-GAAP income per share — diluted	$0.05	$0.06	$0.18	$0.41	$0.27	$0.26

GAAP diluted shares outstanding:
Weighted average number of shares used in computing net income (loss) per share, diluted	70,548	70,548	58,674	74,878	74,878	52,466
Non-GAAP diluted shares outstanding:
Number of shares used in computing net income per share, diluted	77,700	77,700	68,156	77,700	77,700	62,632

*	The income tax effect of non-GAAP adjustments for 2018 is affected by the U.S. valuation allowance.

The following table provides a reconciliation of Adjusted EBITDA to net income (loss), the most comparable GAAP financial measure (in thousands):

	(Unaudited)
	Three Months Ended December 31,			Twelve Months Ended December 31,
	2018 606	2018 605	2017 605	2018 606	2018 605	2017 605
Net income (loss)	$(10,823)	$(9,842)	$(60,347)	$13,715	$2,899	$(99,407)
Income tax expense	7,692	7,843	56,643	13,309	12,472	62,996
Stock-based compensation expense	2,126	2,126	7,979	3,339	3,339	47,281
Interest expense	108	108	367	200	200	2,160
Interest income and other(1)	9,986	9,986	(76)	4,882	4,882	(2,260)
Depreciation and amortization	3,839	3,839	3,852	14,734	14,734	11,747

Adjusted EBITDA	$12,928	$14,060	$8,418	$50,180	$38,527	$22,517

(1)

Includes for the year ended December 31, 2018 a) nonrecurring costs from the acquisition of Datawatch of $10.4 million, b) gain on the sale of a building of $4.4 million, c) impairment charges for royalty contracts and trade names resulting in $2.8 million of expense. Includes for the years ended December 31, 2018 and 2017, a non-recurring adjustment for a change in estimated legal expenses resulting in $2.0 million of income in each year.

The following table provides a reconciliation of Free Cash Flow to net cash provided by operating activities, the most comparable GAAP financial measure (in thousands):

	(Unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Net cash (used in) provided by operating activities	$(4,192)	$(1,364)	$36,230	$16,091
Capital expenditures	(1,326)	(3,155)	(6,659)	(7,522)

Free cash flow	$(5,518)	$(4,519)	$29,571	$8,569

The following table provides a reconciliation of Non-GAAP Software Product Revenue to Total Software Product Revenue, the most comparable GAAP financial measure (in millions):

	(Unaudited)
	Three months ending March 31, 2019		Year ending December 31, 2019
	low	high	low	high
Total Software Product Revenue (GAAP)	$99.0	$101.0	$373.0	$377.0
Software licenses deferred revenue fair value adjustment(1)	2.2	2.2	9.0	9.0

Non-GAAP Total Software Product Revenue	$101.2	$103.2	$382.0	$386.0

(1)	Adjustment for revenue impact of the Datawatch deferred revenue purchase accounting haircut required by U.S. GAAP

The following table provides a reconciliation of Non-GAAP Total Revenue to Total Revenue, the most comparable GAAP financial measure (in millions):

	(Unaudited)
	Three months ending March 31, 2019		Year ending December 31, 2019
	low	high	low	high
Total Revenue (GAAP)	$123.0	$125.0	$470.0	$474.0
Software licenses deferred revenue fair value adjustment(1)	2.2	2.2	9.0	9.0

Non-GAAP Total Revenue	$125.2	$127.2	$479.0	$483.0

(1)	Adjustment for revenue impact of the Datawatch deferred revenue purchase accounting haircut required by U.S. GAAP

The following table provides a reconciliation of projected net income to projected Non-GAAP net income, the most comparable GAAP financial measure (in thousands):

	(Unaudited)
	Three months ending March 31, 2019		Year ending December 31, 2019
	low	high	low	high
Net income	$10,500	$12,500	$18,000	$22,000
Stock-based compensation expense	1,500	1,500	7,000	7,000
Amortization of intangible assets	3,800	3,800	15,200	15,200

Non-GAAP net income	$15,800	$17,800	$40,200	$44,200

The following table provides a reconciliation of projected Adjusted EBITDA to projected net income, the most comparable GAAP financial measure (in thousands):

	(Unaudited)
	Three months ending March 31, 2019		Year ending December 31, 2019
	low	high	low	high
Net income	$10,500	$12,500	$18,000	$22,000
Income tax expense	2,500	2,500	3,900	3,900
Stock-based compensation expense	1,500	1,500	7,000	7,000
Interest expense	—	—	—	—
Depreciation and amortization	5,600	5,600	22,200	22,200
Interest income and other non-recurring adjustments	700	700	900	900
Software licenses deferred revenue fair value adjustment(1)	2,200	2,200	9,000	9,000

Adjusted EBITDA	$23,000	$25,000	$61,000	$65,000

(1)	Adjustment for revenue impact of the Datawatch deferred revenue purchase accounting haircut required by U.S. GAAP